Exhibit 99.1

Tidewater Reports Second Quarter Results For Fiscal 2005

NEW ORLEANS, October 21, 2004 — Tidewater Inc. (NYSE:TDW) announced today second quarter net earnings for the period ended September 30, 2004, of $16.3 million, or $.29 per share, on revenues of $166.8 million. For the same quarter last year, net earnings were $12.3 million, or $.22 per share, on revenues of $164.2 million. Net earnings in the immediately preceding quarter ended June 30, 2003, were $12.9 million, or $.23 per share, on revenues of $158.1 million.

As previously announced, Tidewater will hold a conference call to discuss September quarter earnings on Thursday, October 21, at 10:00 a.m. CDST promptly following the Company’s release of quarterly earnings. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater Inc.” call just prior to the scheduled start. A replay of the conference call will be available beginning at 1:00 p.m. CDST on October 21, 2004, and will continue until 11:59 p.m. CDST on October 22, 2003. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 1032025.

A simultaneous Webcast of the conference call will be accessible online at the Tidewater Inc. Website, www.tdw.com, and at the CCBN Website, www.streetevents.com. The online replay will be available until November 21, 2004.

Tidewater Inc. owns and operates nearly 570 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Note: all per-share amounts are stated on a diluted basis.

Contact: Keith Lousteau (504) 568-1010

Financial information is displayed on the next page.

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

	September 30, 2004	March 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$11,819	17,636
Trade and other receivables, net	171,035	165,762
Marine operating supplies	39,090	37,919
Other current assets	6,659	3,320

Total current assets	228,603	224,637

Investments in, at equity, and advances to unconsolidated companies	33,763	33,722
Properties and equipment:
Vessels and related equipment	2,286,390	2,195,863
Other properties and equipment	41,156	41,494

	2,327,546	2,237,357
Less accumulated depreciation and amortization	920,878	894,863

Net properties and equipment	1,406,668	1,342,494

Goodwill	328,754	328,754
Other assets	166,232	152,183

Total assets	$2,164,020	2,081,790

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	71,147	59,788
Accrued property and liability losses	9,684	9,125
Income taxes	2,208	3,139

Total current liabilities	83,039	72,052

Long-term debt	380,000	325,000
Deferred income taxes	223,784	211,982
Accrued property and liability losses	32,414	31,031
Other liabilities and deferred credits	63,123	75,615
Stockholders’ equity:
Common stock of $.10 par value, 125,000,000 shares authorized, issued 60,633,245 shares at September and 60,699,438 shares at March	6,063	6,070
Other stockholders’ equity	1,375,597	1,360,040

Total stockholders’ equity	1,381,660	1,366,110

Total liabilities and stockholders’ equity	$2,164,020	2,081,790

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share and per share data)

	Quarter Ended September 30,		Six Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Vessel revenues	$161,206	159,052	311,000	319,388
Other marine revenues	5,621	5,167	13,944	9,641

	166,827	164,219	324,944	329,029

Costs and expenses:
Vessel operating costs	98,261	103,862	196,825	202,179
Costs of other marine revenues	4,093	4,273	10,907	7,453
Depreciation and amortization	24,713	24,371	48,638	48,492
General and administrative	17,702	17,237	35,304	33,506
Gain on sales of assets	(1,247)	(2,304)	(7,680)	(4,590)

	143,522	147,439	283,994	287,040

	23,305	16,780	40,950	31,989

Other income (expenses):
Foreign exchange gain (loss)	13	(55)	450	(543)
Equity in net earnings of unconsolidated companies	1,639	1,631	3,332	3,424
Minority interests	53	(34)	13	(91)
Interest and miscellaneous income	611	972	1,192	1,686
Interest and other debt costs	(1,636)	(1,004)	(3,010)	(1,244)

	680	1,510	1,977	3,232

Earnings before income taxes	23,985	18,290	42,927	45,221
Income taxes	7,676	6,036	13,737	14,923

Net earnings	$16,309	12,254	29,190	30,298

Earnings per common share	$29	22	51	54

Diluted earnings per common share	$29	22	51	53

Weighted average common shares outstanding	56,937,688	56,640,767	56,919,397	56,631,518
Incremental common shares from stock options	142,302	82,030	114,583	113,544

Adjusted weighted average common shares	57,079,990	56,722,797	57,033,980	56,745,062

Cash dividends declared per common share	$.15	.15	.30	.30